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                                                                 EXHIBIT (n)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-6 of our report dated April 5, 2006 relating to the financial statements and financial highlights of Variable Account II of AIG Life Insurance Company and our report dated
April 24, 2006 relating to the financial statements of AIG Life Insurance Company, which appear in such Registration Statement. We hereby consent to the use in the Registration Statement of our report dated April 27, 2006 relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa. We also consent to the incorporation by reference in the Registration Statement of our report dated March 16, 2006 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in the American International Group, Inc. amended Annual Report on Form 10-K/A for the year ended December 31, 2005. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
June 21, 2006